UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

CADIAN CAPITAL MANAGEMENT, LLC CADIAN FUND LP CADIAN MASTER FUND LP CADIAN GP, LLC ERIC BANNASCH STEPHEN ANDREWS JAMES BUDGE DORON INBAR RICHARD N. NOTTENBURG
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Cadian Fund LP, together with the other Participants named herein (collectively, “Cadian Capital”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of Comverse Technology, Inc. (the “Company”).  Cadian Capital has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On March 28, 2012, Cadian Capital issued the following press release:

FOR IMMEDIATE RELEASE

CADIAN CAPITAL MANAGEMENT NOMINATES FOUR DIRECTOR CANDIDATES
FOR ELECTION TO THE BOARD OF DIRECTORS OF COMVERSE TECHNOLOGY

New York, NY – March 28, 2012 – Cadian Capital Management, LLC (“Cadian Capital”), through one of its investment funds, Cadian Fund LP (“Cadian Fund”), today announced that it has nominated four highly-qualified, independent director nominees to the Board of Directors (the “Board”) of Comverse Technology, Inc. (NASDAQ: CMVT) (the “Company”) to replace four directors whose terms expire at the Company’s 2012 Annual Meeting of Shareholders.  Cadian Capital, together with Cadian Fund and certain of its affiliates, beneficially owns 4,186,158 shares of common stock of the Company.  Cadian Fund delivered formal written notice of its nomination to the Company in accordance with the Company’s Amended and Restated Bylaws on March 28, 2012.

Cadian Capital’s highly-qualified, independent director nominees, who will bring substantial business, financial, operational and investment experience to the Board, are:

•
Stephen Andrews.  Mr. Andrews has over 25 years of global experience in the telecommunications and IT industry and significant business and management experience.  Mr. Andrews is currently an independent Technology, Media & Telecommunications advisor and investor at AbbeyBarn Communications Limited.  Previously, Mr. Andrews held a variety of executive positions at BT Group plc, a global communications services provider, including Group Managing Director of BT Mobility & Convergence and Managing Director of Strategy and Products at BT Retail, where he supervised approximately 500 employees and executives, President of the International Carrier and Networks Business of BT Global Services, and Director of European Alliances at BT Europe.

•
James Budge.  Mr. Budge has significant operational and financial expertise in the software and technology industry and is currently the Chief Financial Officer and Chief Operating Officer of Rovi Corporation, a global provider of digital entertainment technology solutions.  Previously, Mr. Budge served as the Chief Financial Officer of each of Trados, Inc., an enterprise management software provider, Sendmail, Inc., a secure email provider, and CrossWorlds Software, Inc., a provider of business infrastructure software.

•
Doron Inbar.  Mr. Inbar has extensive management, investment and financial expertise and is currently a Venture Partner at Carmel Ventures, an Israeli-based venture capital firm that invests primarily in early stage companies in the fields of Software, Communications, Semiconductors, Internet, Media, and Consumer Electronics.  Previously, Mr. Inbar worked for over 22 years at ECI Telecom Ltd., a global telecom networking infrastructure provider, and held a variety of executive positions including, President and Chief Executive Officer and Executive Vice President and Chief Financial Officer.  Mr. Inbar currently serves on the board of directors of Alvarion Ltd.

•
Richard N. Nottenburg, Ph.D.  Dr. Nottenburg has extensive executive management, financial and transactional experience in the commercial wireless communications industry.  Dr. Nottenburg currently serves as a member of the board of directors of Aeroflex Holding Corp. and PMC-Sierra, Inc.  Dr. Nottenburg previously served as President, Chief Executive Officer and a director of Sonus Networks, Inc. and held a variety of executive positions at Motorola, Inc., including Executive Vice President, Chief Strategy Officer and Chief Technology Officer.  While at Motorola, Dr. Nottenburg was responsible for shaping Motorola’s overall corporate strategy. Dr. Nottenburg served on the Board of Directors of the Company from December 2006 to November 2011 and on the board of directors of Verint Systems, Inc. from July 2011 to November 2011.

Eric Bannasch, Cadian Capital’s managing member stated, “Cadian Capital is making its nominations due to its significant concerns with the Company’s continued underperformance, poorly managed restatement process, and failure to reconstitute the board with independent and qualified directors after shareholders demanded change by forcing two directors to resign last year after they each received more votes cast ‘Against’ them, than ‘For’ them.”

“This board has failed to listen to the demands of shareholders and has destroyed meaningful shareholder value over the past five years.   Accordingly, we have nominated four director nominees who have the substantive experience that is relevant to the core business of the Company and its majority-owned subsidiary, Verint Systems, Inc., and who will be accountable to all shareholders.  Our director nominees will be the change that is urgently needed to maximize shareholder value.”

The Company has scheduled the 2012 Annual Meeting of Shareholders for June 28, 2012.    It is Cadian Capital’s understanding that the terms of six directors currently serving on the Board expire at the meeting.

Cadian Capital is an equity long/short hedge fund manager with a focus on the technology sector.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Cadian Capital Management, LLC, a Delaware limited liability company (“Cadian Capital”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders of Comverse Technology, Inc., a New York corporation (the “Company”).

CADIAN CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW & CO., LLC, TOLL-FREE AT (800) 662-5200 or (203) 658-9400.

The Participants in the proxy solicitation are anticipated to be Cadian Capital, Cadian Fund LP, a Delaware limited partnership (“Cadian Fund”), Cadian Master Fund LP, a Cayman Island exempted limited partnership (“Cadian Master”), Cadian GP, LLC, a Delaware limited liability company (“Cadian GP”), Eric Bannasch, Stephen Andrews, James Budge, Doron Inbar, and Richard N. Nottenburg (collectively, the “Participants”).

As of the date hereof, the Participants collectively own an aggregate of 4,226,158 shares of common stock of the Company, consisting of the following: (1) 1,674,463 shares owned directly by Cadian Fund, (2) 2,511,695 shares owned directly by Cadian Master, and (3) 40,000 shares owned directly by Dr. Nottenburg.  Cadian Management is the investment manager of Cadian Fund and Cadian Master.  Cadian GP is the general partner of Cadian Fund and Cadian Master.  Eric Bannasch is the managing member of Cadian Management.  Accordingly, each of Cadian Management, Cadian GP and Eric Bannasch may be deemed to beneficially own the shares directly owned by Cadian Fund and Cadian Master.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of common stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of common stock except to the extent of his or its pecuniary interest therein.

Contact:

Eric Bannasch / Justin Griffith
Cadian Capital Management, LLC
(212) 792-8800

or

Tom Ball / John Ferguson
Morrow & Co. LLC
(203) 658-9400